Exhibit 21.1

Subsidiaries of the Registrant

The following is a list of the consolidated subsidiaries of First NBC Bank Holding Company, the names under which such subsidiaries do business, and the state in which each was organized, as of October 9, 2012. All subsidiaries are wholly-owned unless otherwise noted in parenthesis.

Subsidiaries of First NBC Bank Holding Company:
Name	State of Organization
First NBC Bank	Louisiana
Subsidiaries of First NBC Bank:
Name	State of Organization
MBF1 LLC	Delaware
MBF #2 L.L.C.	Louisiana
First NBC Community Development LLC	Louisiana
FNBC NMTC #1, L.L.C.	Louisiana
FNBC NMTC #2, L.L.C.	Louisiana
FNBC MLK Investment, L.L.C.	Louisiana
First NBC Mortgage, LLC	Louisiana
First NBC Community Development Fund, LLC (51% equity interest)	Louisiana
EMAC Tax Partners, L.L.C.(1)	Louisiana
First NBC Tax Partners, L.L.C.(1)	Louisiana
STCHC 2011 Investment Fund, LLC(2)	Louisiana
FNBC Palace Parcels Investment Fund, LLC(2)	Louisiana
FNBC Community Greens Investment Fund, LLC(2)	Louisiana
FNBC 2010 Sub-CDE #1, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #2, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #3, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #4, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #5, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #6, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #7, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #8, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #9, L.L.C.(3)	Louisiana
FNBC 2010 Sub-CDE #10, L.L.C.(3)	Louisiana

(1)	Subsidiary of First NBC Community Development, LLC
(2)	Subsidiary of FNBC NMTC #1, L.L.C.
(3)	Subsidiary of First NBC Community Development Fund, LLC